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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm, Custodian and Transfer Agent" in the Registration Statement filed on Form N-1A with the Securities and Exchange Commission in the Post-effective Amendment No. 31 to the Registration Statement of Nuveen Investment Trust under the Securities Act of 1933 (File No. 333-03715).

PricewaterhouseCoopers LLP
Chicago, IL
December 7, 2004